Exhibit 5.1

Faegre Baker Daniels LLP

2200 Wells Fargo Center 90 South Seventh Street

Minneapolis Minnesota 55402-3901

Phone +1 612 766 7000

Fax +1 612 766 1600

June 16, 2016

AV Homes, Inc.

8601 N. Scottsdale Road, Suite 225

Scottsdale, Arizona 85253

Ladies and Gentlemen:

We have acted as counsel for AV Homes, Inc., a Delaware corporation (the “Company”), and certain of its direct and indirect subsidiaries listed on Annex A hereto (collectively, the “Subsidiary Guarantors”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”), which together shall have a maximum aggregate initial offering price of up to $300,000,000:

(i)	senior debt securities of the Company (the “Senior Debt Securities”) issuable directly or upon exercise of the Warrants (as defined below);

(ii)	subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) issuable directly or upon exercise of the Warrants;

(iii)	preferred stock, par value $0.10 per share, of the Company (the “Preferred Stock”) issuable directly or upon the conversion or exercise of Warrants, Debt Securities or other Preferred Stock;

(iv)	common stock, par value $1.00 per share, of the Company (the “Common Stock”), issuable directly or upon conversion or exercise of Warrants, Debt Securities or Preferred Stock;

(v)	warrants (the “Warrants”) entitling the holders to purchase Common Stock, Preferred Stock or Debt Securities;

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June 16, 2016

(vi)	units of the above securities (the “Units”); and

(vii)	guarantees of the Debt Securities by one or more of the Subsidiary Guarantors (each a “Guarantee” and collectively the “Guarantees”).

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities and any Guarantees thereof are to be issued under the Indenture, dated February 4, 2011, between the Company and Wilmington Trust FSB, as trustee (the “Senior Trustee”), which is filed as Exhibit 4.12 to the Registration Statement (the “Senior Indenture”), as such Senior Indenture may be supplemented from time to time. The Subordinated Debt Securities and any Guarantees thereof are to be issued under an indenture substantially in the form filed as Exhibit 4.14 to the Registration Statement, with appropriate insertions (the “Subordinated Indenture” and, together with the Senior Indenture, each an “Indenture” and collectively the “Indentures”), to be entered into by the Company and a trustee to be named by the Company (the “Subordinated Trustee” and, together with the Senior Trustee, each a “Trustee” and collectively the “Trustees”), as such Subordinated Indenture may be supplemented from time to time. Each series of Preferred Stock is to be issued under the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) and a certificate of designation (a “Certificate of Designation”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the Delaware General Corporation Law. The Common Stock is to be issued under the Certificate of Incorporation. The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company and a warrant agent to be named by the Company (the “Warrant Agent”). The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and a unit agent to be named by the Company (the “Unit Agent”). The Senior Indenture, the Subordinated Indenture, the Certificate of Incorporation, each Certificate of Designation, each Warrant Agreement and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate or limited liability company actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors (or comparable governing body) of the Company or the relevant Subsidiary Guarantor, a committee thereof or certain authorized officers of the Company or such Subsidiary Guarantor as authorized by such Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

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and the Subsidiary Guarantors

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We have examined or are otherwise familiar with the Certificate of Incorporation and the Amended and Restated By-Laws of the Company (the “By-Laws”), the constituent documents of each Subsidiary Guarantor organized under the laws of the State of Delaware, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

1.	upon the qualification of the Senior Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Senior Indenture will be a valid and binding obligation of the Company;

2.	with respect to any Senior Debt Securities, upon (a) the qualification of the Senior Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Senior Debt Securities, (c) the due execution and delivery by the Company of such Senior Debt Securities, (d) the due authentication by the Senior Trustee of such Senior Debt Securities pursuant to the Senior Indenture, (e) due execution and delivery by the Company of any supplements to the Senior Indenture, (f) in the case of Senior Debt Securities issuable upon conversion or exercise of or as a component of any other Security, the completion of the actions in respect of such other Security and the Governing Documents therefor referred to in the opinions set forth herein, and (g) in the case of Senior Debt Securities issuable in upon conversion or exercise of any other Security, the issuance and delivery of such Senior Debt Securities upon conversion or exercise of such other Security in accordance with the terms of such other Security and the Governing Documents therefor, such Senior Debt Securities will be valid and binding obligations of the Company;

3.	upon (a) the due authorization, execution and delivery by the Company of the Subordinated Indenture, and (b) the qualification of the Subordinated Indenture under the Trust Indenture Act, the Subordinated Indenture will be a valid and binding obligation of the Company;

4.

with respect to any Subordinated Debt Securities, upon (a) the due authorization, execution and delivery by the Company of the Subordinated Indenture, (b) the qualification of the Subordinated Indenture under the Trust Indenture Act, (c) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Subordinated Debt Securities, (d) the due execution and delivery by the Company of such Subordinated Debt Securities, (e) due execution and delivery by the Company of any supplements to the Subordinated Indenture, (f) the due authentication by the Subordinated Trustee of such Subordinated Debt Securities pursuant to the Subordinated Indenture, (g) in the case of Subordinated

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Debt Securities issuable upon conversion or exercise of or as a component of any other Security, the completion of the actions in respect of such other Security and the Governing Documents therefor referred to in the opinions set forth herein, and (h) in the case of Subordinated Debt Securities issuable upon conversion or exercise of any other Security, the issuance and delivery of such Subordinated Debt Securities upon conversion or exercise of such other Security in accordance with the terms of such other Security and the Governing Documents therefor, such Subordinated Debt Securities will be valid and binding obligations of the Company;

5.	with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing by the Company with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery by the Company of certificates representing such Preferred Stock, (d) in the case of Preferred Stock issuable upon conversion or exercise of or as a component of any other Security, the completion of the actions in respect of such other Security and the Governing Documents therefor referred to in the opinions set forth herein, (e) in the case of Preferred Stock issuable in upon conversion or exercise of any other Security, the issuance and delivery of such Preferred Stock upon conversion or exercise of such other Security in accordance with the terms of such other Security and the Governing Documents therefor, such Preferred Stock will be duly and validly issued, fully paid and nonassessable;

6.	with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery by the Company of certificates representing such Common Stock, (c) in the case of Common Stock issuable in upon conversion or exercise of or as a component of any other Security, the completion of the actions in respect of such other Security and the Governing Documents therefor referred to in the opinions set forth herein, and (d) in the case of Common Stock issuable upon conversion or exercise of any other Security, the issuance and delivery of such Common Stock upon conversion or exercise of such other Security in accordance with the terms of such other Security and the Governing Documents therefor, such Common Stock will be duly and validly issued, fully paid and nonassessable;

7.

with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution and delivery by the Company of a Warrant Agreement in respect thereof, (c) the due execution and delivery by the Company of the Warrants, (d) the due authentication of the Warrants by the Warrant Agent, and

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(e) in the case of Warrants issuable as a component of any other Security, the completion of the actions in respect of such other Security and the Governing Documents therefor referred to in the opinions set forth herein, such Warrant Agreement will be a valid and binding obligation of the Company and the Warrants will be valid and binding obligations of the Company;

8.	with respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution and delivery by the Company of a Unit Agreement in respect thereof, and (c) the due execution and delivery by the Company of the Units, such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company; and

9.	with respect to any Guarantee of Debt Securities by a Subsidiary Guarantor, upon (a) the completion of all required Corporate Proceedings, (b) the due execution and delivery by such Subsidiary Guarantor of the applicable Indenture (including any applicable supplements to the Indenture) and any notation of guarantee evidencing such Guarantee, and (c) the completion of the actions in respect of such Debt Securities referred to in the opinions set forth herein, such Guarantee will be valid and binding obligation of such Subsidiary Guarantor.

To the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), the Company and each relevant Subsidiary Guarantor organized under the laws of the State of Delaware will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, each other relevant Subsidiary Guarantor will be duly organized, validly existing and in good standing under the laws of its state of organization, there will not have occurred any change in the law or in the Certificate of Incorporation or By-Laws or in the constituent

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documents of any relevant Subsidiary Guarantor affecting such authorization, issuance, execution, authentication, acknowledgement, delivery or filing, and no relevant Corporate Proceedings will have been modified or rescinded, (d) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law, (e) the Securities will be issued (i) upon receipt by the Company of the consideration therefor (or, in the case of any Guarantee, the consideration for the Debt Securities guaranteed thereby) designated in the applicable Corporate Proceedings (or, to the extent provided in the applicable Corporate Proceedings, upon conversion or exercise of any other Securities in accordance with the terms of such other Securities and the related Governing Documents), which consideration shall be lawful, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings, (f) the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the applicable Governing Documents, (g) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company or the relevant Subsidiary Guarantor, (h) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor compliance by the Company or any relevant Subsidiary Guarantor with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the Certificate of Incorporation or By-Laws or the constituent documents of any relevant Subsidiary Guarantor then in effect, any law then applicable to the Company or any relevant Subsidiary Guarantor, any agreement or instrument then binding upon the Company or any relevant Subsidiary Guarantor, or any then effective order of any court or governmental body having jurisdiction over the Company or any relevant Subsidiary Guarantor, and (i) any Securities issuable upon conversion or exercise of or as a component of any offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities).

We have relied as to certain relevant facts upon certificates of public officials and certificates of and/or information provided by officers and employees of the Company and the Subsidiary Guarantors as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company or any relevant Subsidiary Guarantor have sufficient legal capacity to enter into and perform, on behalf of the Company or such Subsidiary Guarantor, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company or any Subsidiary Guarantor has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company or any Subsidiary Guarantor has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company or such Subsidiary Guarantor, (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (e) there has not been any mutual mistake of fact

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or misunderstanding, fraud, duress or undue influence, (f) the conduct of the parties to any instrument or agreement relevant hereto has complied with any requirement of good faith, fair dealing and conscionability, (g) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of instrument or agreement relevant hereto, (h) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction and are in a format that makes legal research reasonably feasible, and (i) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) provide for rights or remedies upon a change in composition of the board of directors of any party, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

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and the Subsidiary Guarantors

June 16, 2016

Our opinions set forth herein are limited to the laws of the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act. We have assumed that New York law will be chosen to govern each Warrant Agreement and Unit Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or the Securities.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Michael K. Coddington
Michael K. Coddington

Annex A

Subsidiary Guarantors

1.	Avatar Properties Inc., a Florida corporation

2.	AV Homes of Arizona, LLC, an Arizona limited liability company

3.	AVH Bethpage, LLC, an Arizona limited liability company

4.	AVH Carolinas, LLC, an Arizona limited liability company

5.	AVH EM, LLC, an Arizona limited liability company

6.	Bonterra Builders, LLC, a North Carolina limited liability company

7.	JCH Group LLC, a Delaware limited liability company

8.	Royal Oak Homes, LLC, a Florida limited liability company

9.	Vitalia at Tradition, LLC, a Florida limited liability company